OPTIMUM REPORTS SECOND QUARTER 2026 RESULTS
NEW YORK (August 6, 2026) -- Optimum Communications, Inc. (NYSE: OPTU) today reports results for the second quarter ended June 30, 2026.
Dennis Mathew, Optimum Chairman and Chief Executive Officer, said: "Our second quarter results reflect disciplined execution across every part of our business. We expanded gross margin and Adjusted EBITDA margin, drove sequential improvement in broadband trends, delivered our best second-quarter mobile line growth to date, grew convergence ARPU year over year, and continued to expand our footprint, all while reducing operating expenses and simplifying how we operate. We are sharpening our go-to-market approach, deepening customer relationships through convergence, and transforming the customer experience to support stronger broadband performance over time. At the same time, we continue to take deliberate steps to strengthen our financial foundation, which remains a top priority as we position the business for long-term success. We remain focused on executing every day, investing where we see the strongest returns, and delivering best-in-class connectivity to the communities we serve."
Second Quarter 2026 Overview
•Total revenue of $2.02 billion in Q2 2026 (-5.8% year over year)
•Residential revenue of $1.54 billion in Q2 2026 (-6.7% year over year)
◦Residential average revenue per user (ARPU)(1) of $132.22 (-1.1% year over year)
◦Convergence ARPU(2) of $79.80 (+2.4% year over year)
•Net loss attributable to stockholders of ($291.8) million (($0.67)/share on a diluted basis) in Q2 2026, compared to ($96.3) million (($0.21)/share on a diluted basis) in Q2 2025. Net loss margin attributable to stockholders of -14.4% in Q2 2026
•Net cash flows from operating activities of $228.1 million (-44.6% year over year) in Q2 2026
•Adjusted EBITDA(3) of $785.7 million (-2.2% year over year), margin of 38.8% in Q2 2026
•Cash capital expenditures of $320.0 million (-16.6% year over year), capital intensity(4) of 15.8% in Q2 2026
•Free Cash Flow (deficit)(3) of ($91.9) million in Q2 2026 compared to $28.4 million in Q2 2025
Second Quarter 2026 Key Operational Highlights
•Driving Operational Improvements and Margin Expansion
◦Year-to-date Q2 2026 Operating Expense (excluding share-based compensation) improved by -5%, supported by lower truck rolls and call volumes, lower sales acquisition costs, and workforce optimization
◦Gross margin of 71.0% in Q2 2026 expanded by 180 basis points year over year
◦Adjusted EBITDA margin(3) of 38.8% in Q2 2026 expanded by 140 basis points year over year, reflecting cost discipline
◦Continued simplifying the end-to-end customer journey through improved customer communications, digital capabilities, and operational enhancements
•Strengthening Broadband Strategy Amid Competitive Market; Net Losses of 40k
◦Total broadband primary service units (PSUs) net losses of -40k in Q2 2026, which benefited from a bulk agreement, compared to -35k in Q2 2025, ending total broadband subscribers of 4.0 million
◦Sharpening go-to-market execution through simpler offers and pricing and packaging enhancements, supporting gross add performance
◦Enhancing customer retention through data-driven base management and proactive customer engagement

◦Continued higher-speed tier adoption, with 53% of the residential broadband customer base taking 1 Gig or higher speeds at the end of Q2 2026, up from 38% in Q2 2025
•Growing Through Mobile; Best Second Quarter Mobile Line Net Add Performance, with +50k Line Net Additions in Q2 2026
◦Mobile line net additions of +50k in Q2 2026, representing the strongest second quarter performance, bringing total mobile lines to 724k
◦Residential mobile service revenue grew 40% year over year to $53 million in Q2 2026, compared to $38 million in Q2 2025
◦Total mobile penetration of the broadband base(5) reached 8.9% at the end of Q2 2026, compared to 6.9% in Q2 2025
•Improving Video Margin and Customer Retention with New Tiered Offerings
◦Newer tiered video packages, Entertainment TV, Extra TV, and Everything TV reached 18% penetration of the residential video base at the end of Q2 2026, up from 10% in Q2 2025
◦Continued migration from legacy video packages to new tiered offerings improves retention and strengthens video margin profile
◦Video gross margin in Q2 2026 expanded by approximately 1,000 basis points in the last three years compared to Q2 2023
◦Residential video ARPU(6) grew +1.4% year over year, partially offsetting video volume declines in revenue
•Expanding and Enhancing Our Networks
◦Added +68k total new passings in Q2 2026 and +223k total new passings in the last twelve months (LTM)
◦At the end of Q2 2026, approximately 97% of the total footprint had 1 Gig or higher speeds available
◦Demand for Lightpath's AI-grade infrastructure continues to be strong; Lightpath recently announced new fiber builds to support two hyperscale data center campuses, as well as a second infrastructure tenant on its Eastern Pennsylvania AI-grade fiber infrastructure build
Balance Sheet Review as of June 30, 2026
•Consolidated net debt(7) for Optimum Communications was $25,333 million, representing consolidated net leverage of 8.0x L2QA(8)
◦The weighted average cost of debt for consolidated Optimum Communications was 6.8% and the weighted average life of debt was 2.8 years
•Net debt(7) for CSC Holdings, LLC Restricted Group was $21,775 million, representing net leverage of 22.8x L2QA(8)
◦The weighted average cost of debt for CSC Holdings, LLC Restricted Group was 6.6% and the weighted average life of debt was 2.7 years
•Consolidated net debt(7) for Cablevision Litchfield, LLC and CSC Optimum Holdings, LLC (the "UnSub Group") was $2,317 million, representing consolidated net leverage of 1.2x L2QA(8)
◦The weighted average cost of debt for the UnSub Group was 9.0% and the weighted average life of debt was 2.4 years
•Consolidated net debt(7) for Lightpath was $1,570 million, representing net leverage of 5.5x L2QA(8)
◦The weighted average cost of debt for Lightpath Consolidated was 5.6% and the weighted average life of debt was 4.7 years

Shares Outstanding
•As of June 30, 2026, Optimum Communications had 392,560,390 combined shares of Class A and Class B common stock outstanding.
Private Placement of Preferred Units
•On May 29, 2026, CSC Investments II LLC (“CSC II”), an indirect wholly owned subsidiary of Optimum Communications, Inc. completed a private placement of newly issued Series A Preferred Units to certain institutional accredited investors for an aggregate purchase price of $300 million.
The proceeds from the private placement were used for general corporate purposes, including financing a tender offer and paying related transaction expenses. The Preferred Units are perpetual preferred interests in CSC II, with quarterly dividends payable in cash or by compounding, at CSC II’s option. Dividends accrue at 13.0% per year if paid in cash or 15.0% per year if compounded, and the rate may increase by 2.0% per year during certain triggering events. The Preferred Units may be redeemed by CSC II at any time, subject to the applicable redemption price, and are subject to mandatory redemption upon certain events involving CSC II and its subsidiaries.
Private Exchange Transaction
•In a private exchange transaction completed on May 29, 2026, CSC II issued additional Preferred Units with an aggregate initial stated value of $212.5 million to Next Partner, L.P. and certain members of Optimum’s board of directors and executive management in exchange for shares of Optimum Class A and Class B common stock. Such exchanged common shares were not canceled.
Cash Tender Offer
•In July 2026, CSC II completed its tender offer to purchase shares of Class A common stock of Optimum Communications, Inc. from unaffiliated stockholders at a purchase price of $2.50 per share. In accordance with the terms and conditions of the tender offer, CSC II accepted for purchase 120 million shares for an aggregate purchase price of $300 million, excluding fees and expenses related to the tender offer. Such purchased common shares were not canceled.

Customer Metrics (in thousands, except per customer amounts)
	Q1-25	Q2-25	Q3-25	Q4-25	FY-25	Q1-26(9)	Q2-26
Total Passings(10)	9,856.1	9,891.5	9,942.9	10,008.2	10,008.2	10,045.9	10,114.1
Total Passings additions	25.2	35.4	51.4	65.2	177.3	37.8	68.2
Total Customer Relationships(11)(12)
Residential	4,130.5	4,088.0	4,028.6	3,963.8	3,963.8	3,897.0	3,855.6
SMB	375.3	374.3	371.9	369.9	369.9	367.1	362.5
Total Unique Customer Relationships	4,505.9	4,462.2	4,400.5	4,333.6	4,333.6	4,264.1	4,218.0
Residential net additions (losses)	(43.2)	(42.5)	(59.3)	(64.9)	(209.9)	(66.8)	(41.4)
Business Services net additions (losses)	(1.3)	(1.1)	(2.4)	(2.0)	(6.7)	(2.8)	(4.7)
Total customer net additions (losses)	(44.4)	(43.6)	(61.7)	(66.9)	(216.6)	(69.5)	(46.1)
Residential PSUs
Broadband	3,963.3	3,928.3	3,872.2	3,811.4	3,811.4	3,749.6	3,714.3
Video	1,792.4	1,736.3	1,674.9	1,628.4	1,628.4	1,570.7	1,526.6
Telephony	1,200.0	1,147.8	1,093.1	1,041.6	1,041.6	994.9	951.3
Broadband net additions (losses)	(36.6)	(35.0)	(56.2)	(60.7)	(188.4)	(61.9)	(35.3)
Video net additions (losses)	(87.7)	(56.1)	(61.4)	(46.5)	(251.7)	(57.7)	(44.1)
Telephony net additions (losses)	(69.2)	(52.2)	(54.7)	(51.5)	(227.7)	(46.7)	(43.5)
Residential ARPU(1) ($)	133.93	133.68	133.28	134.49	134.18	132.32	132.22
Convergence ARPU(2) ($)	78.38	77.95	78.26	80.87	79.09	79.32	79.80
SMB PSUs
Broadband	345.7	345.6	343.6	342.0	342.0	339.7	335.4
Video	78.7	76.6	74.6	72.6	72.6	70.4	68.7
Telephony	191.9	188.9	185.6	182.5	182.5	179.2	175.0
Broadband net additions (losses)	(0.4)	(0.1)	(2.1)	(1.5)	(4.1)	(2.3)	(4.3)
Video net additions (losses)	(2.4)	(2.0)	(2.0)	(2.0)	(8.5)	(2.1)	(1.8)
Telephony net additions (losses)	(2.6)	(3.0)	(3.3)	(3.1)	(12.0)	(3.3)	(4.2)
Total Mobile Lines(13)
Mobile ending lines	508.6	546.4	584.4	622.5	622.5	674.1	724.0
Mobile line net additions	49.0	37.8	38.0	38.1	162.9	51.6	49.9

Fiber (FTTH) Customer Metrics (in thousands)
	Q1-25	Q2-25	Q3-25	Q4-25	FY-25	Q1-26	Q2-26
FTTH Total Passings(14)	2,995.0	3,023.4	3,053.0	3,096.0	3,096.0	3,121.6	3,155.8
FTTH Total Passing additions	33.2	28.5	29.6	43.0	134.2	25.6	34.1
FTTH Residential customer relationships	590.2	644.6	683.6	694.8	694.8	706.7	725.2
FTTH SMB customer relationships	16.5	18.5	19.8	21.2	21.2	22.4	23.7
FTTH Total Customer Relationships(15)	606.7	663.0	703.5	715.9	715.9	729.1	748.9
FTTH Residential net additions	66.7	54.4	39.0	11.1	171.3	12.0	18.5
FTTH SMB net additions	1.8	1.9	1.4	1.3	6.4	1.2	1.3
FTTH Total Customer Net Additions	68.5	56.3	40.4	12.5	177.8	13.2	19.8

Optimum Communications, Inc. Consolidated Operating Results ($ and shares in thousands, except per share data) (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenue:

Broadband	$840,919	$885,139	$1,690,958	$1,784,700
Video	587,830	660,540	1,190,053	1,326,108
Telephony	56,296	64,633	114,702	131,045
Mobile	52,553	37,621	102,102	74,320
Residential revenue	1,537,598	1,647,933	3,097,815	3,316,173
Business services and wholesale	366,286	361,788	730,586	725,333
News and Advertising	99,978	118,771	219,652	221,181
Other	19,841	18,711	41,018	36,798
Total revenue	2,023,703	2,147,203	4,089,071	4,299,485
Operating expenses:
Programming and other direct costs	587,654	662,690	1,218,783	1,333,221
Other operating expenses	655,956	696,867	1,316,159	1,395,053
Restructuring, impairments and other operating items	206,968	66,826	2,934,597	88,448
Depreciation and amortization	407,076	409,697	813,572	828,182
Operating income (loss)	166,049	311,123	(2,194,040)	654,581
Other income (expense):
Interest expense, net	(475,576)	(444,659)	(933,395)	(872,675)
Gain (loss) on investments and sale of affiliate interests	(10,958)	—	(10,958)	5
Gain (loss) on interest rate swap contracts, net	—	430	2,398	(1,289)
Loss on extinguishment of debt and write-off of deferred financing costs	—	(1,693)	(106,045)	(1,693)
Other expense, net	(315)	(834)	(844)	(1,797)
Loss before income taxes	(320,800)	(135,633)	(3,242,884)	(222,868)
Income tax benefit	38,671	47,647	83,779	63,611
Net loss	(282,129)	(87,986)	(3,159,105)	(159,257)
Net income attributable to noncontrolling interests	(9,632)	(8,265)	(16,727)	(12,670)
Net loss attributable to Optimum Communications, Inc. stockholders	$(291,761)	$(96,251)	$(3,175,832)	$(171,927)
Net loss per share:
Basic and diluted net loss per share attributable to Optimum Communications, Inc. stockholders	$(0.67)	$(0.21)	$(6.93)	$(0.37)
Basic and diluted weighted average common shares (in thousands)	445,703	467,744	458,988	466,311

Optimum Communications, Inc. Consolidated Statements of Cash Flows ($ in thousands) (unaudited)
	Six Months Ended June 30,
	2026	2025

Cash flows from operating activities:
Net loss	$(3,159,105)	$(159,257)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	813,572	828,182
Indefinite-lived cable franchise rights impairment	2,700,000	—
Loss (gain) on investments, sale of assets or sale of affiliate interests	10,958	(5)
Loss on extinguishment of debt and write-off of deferred financing costs	106,045	1,693
Amortization of deferred financing costs and discounts (premiums) on indebtedness	32,406	8,138
Share-based compensation expense	20,616	31,615
Deferred income taxes	(200,891)	(260,615)
Decrease in right-of-use assets	21,802	22,401
Non-cash exchange of shares for redeemable preferred units	156,555	—
Allowance for credit losses	39,616	30,589
Other	3,156	1,253
Change in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, trade	(31,839)	2,590
Prepaid expenses and other assets	(117,538)	(62,685)
Amounts due from and due to affiliates	(20,139)	15,072
Accounts payable and accrued liabilities	(58,699)	114,732
Interest payable	24,730	(3,242)
Deferred revenue	56,232	23,425
Interest rate swap contracts	932	5,562
Net cash provided by operating activities	398,409	599,448
Cash flows from investing activities:
Capital expenditures	(627,729)	(739,643)
Payments for acquisitions, net of cash acquired	—	(7,616)
Proceeds related to sale of equipment, net of costs of disposal	12,138	2,337
Other, net	(7,260)	(633)
Net cash used in investing activities	(622,851)	(745,555)
Cash flows from financing activities:
Proceeds from long-term debt	2,856,954	675,000
Repayment of debt	(2,544,621)	(404,839)
Principal payments on finance lease obligations	(12,636)	(92,579)
Additions to deferred financing costs	(128,130)	—
Proceeds from issuance of redeemable preferred units, net	289,197	—
Distributions to noncontrolling interests	—	(26,452)
Other, net	(13,268)	(15,148)
Net cash provided by financing activities	447,496	135,982
Net increase (decrease) in cash and cash equivalents	223,054	(10,125)
Effect of exchange rate changes on cash and cash equivalents	2	884
Net increase (decrease) in cash, cash equivalents and restricted cash	223,056	(9,241)
Cash, cash equivalents and restricted cash at beginning of year	1,141,443	256,824
Cash, cash equivalents and restricted cash at end of year	$1,364,499	$247,583

Reconciliation of Non-GAAP Financial Measures
We define Adjusted EBITDA, which is a non-GAAP financial measure, as net income (loss) excluding income taxes, non-operating income or expenses, gain (loss) on extinguishment of debt and write-off of deferred financing costs, gain (loss) on interest rate swap contracts, gain (loss) on derivative contracts, gain (loss) on investments and sale of affiliate interests, interest expense, net, depreciation and amortization, share-based compensation, restructuring, impairments and other operating items (such as significant legal settlements and contractual payments for terminated employees). We define Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue.
Adjusted EBITDA eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of our business and from intangible assets recognized from acquisitions, as well as certain non-cash and other operating items that affect the period-to-period comparability of our operating performance. In addition, Adjusted EBITDA is unaffected by our capital and tax structures and by our investment activities.
We believe Adjusted EBITDA is an appropriate measure for evaluating our operating performance. Adjusted EBITDA and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in our industry. Internally, we use revenue and Adjusted EBITDA measures as important indicators of our business performance and evaluate management’s effectiveness with specific reference to these indicators. We believe Adjusted EBITDA provides management and investors a useful measure for period-to-period comparisons of our core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to our ongoing operating results. Adjusted EBITDA should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.
We also use Free Cash Flow (defined as net cash flows from operating activities less cash capital expenditures) as a liquidity measure. We believe this measure is useful to investors in evaluating our ability to service our debt and make continuing investments with internally generated funds, although it may not be directly comparable to similar measures reported by other companies.

Reconciliation of Net Loss to Adjusted EBITDA ($ in thousands) (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net loss	$(282,129)	$(87,986)	$(3,159,105)	$(159,257)
Income tax benefit	(38,671)	(47,647)	(83,779)	(63,611)
Other expense, net	315	834	844	1,797
Loss (gain) on interest rate swap contracts, net	—	(430)	(2,398)	1,289
Loss (gain) on investments and sale of affiliate interests	10,958	—	10,958	(5)
Loss on extinguishment of debt and write-off of deferred financing costs	—	1,693	106,045	1,693
Interest expense, net	475,576	444,659	933,395	872,675
Depreciation and amortization	407,076	409,697	813,572	828,182
Restructuring, impairments and other operating items	206,968	66,826	2,934,597	88,448
Share-based compensation	5,639	16,166	20,616	31,615
Adjusted EBITDA	$785,732	$803,812	$1,574,745	$1,602,826
Adjusted EBITDA margin	38.8%	37.4%	38.5%	37.3%

Reconciliation of net cash flow from operating activities to Free Cash Flow (Deficit) (in thousands) (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net cash flows from operating activities	$228,126	$411,965	$398,409	$599,448
Less: Capital expenditures (cash)	320,025	383,519	627,729	739,643
Free Cash Flow (Deficit)	$(91,899)	$28,446	$(229,320)	$(140,195)

Consolidated Net Debt as of June 30, 2026 ($ in millions)
CSC Holdings, LLC Restricted Group	Principal Amount	Coupon / Margin	Maturity
Drawn RCF	$2,225	SOFR+2.350%	2027
Term Loan B-5	2,813	ABR(16)	2027
Guaranteed Notes	1,310	5.500%	2027
Guaranteed Notes	1,000	5.375%	2028
Guaranteed Notes	1,000	11.250%	2028
Guaranteed Notes	2,050	11.750%	2029
Guaranteed Notes	1,750	6.500%	2029
Guaranteed Notes	1,100	4.125%	2030
Guaranteed Notes	1,000	3.375%	2031
Guaranteed Notes	1,500	4.500%	2031
Senior Notes	1,046	7.500%	2028
Legacy unexchanged Cequel Notes	4	7.500%	2028
Senior Notes	2,250	5.750%	2030
Senior Notes	2,325	4.625%	2030
Senior Notes	500	5.000%	2031
CSC Holdings, LLC Restricted Group Gross Debt	21,873
CSC Holdings, LLC Restricted Group Cash	(98)
CSC Holdings, LLC Restricted Group Net Debt	$21,775

CSC Holdings, LLC Restricted Group Undrawn RCF	$75.2

UnSub Group Credit Agreement	Principal Amount	Coupon / Margin	Maturity
Term Loan B-8	$3,100	9.000%	2028
UnSub Group cash	(783)
UnSub Net Debt	$2,317

Lightpath Consolidated	Principal Amount	Coupon / Margin	Maturity
Secured Fiber Network Revenue Note	$1,527	5.597%	2031
Secured Fiber Network Revenue Note	130	5.890%	2031
Lightpath Consolidated Gross Debt	1,657
Lightpath Consolidated Cash	(87)
Lightpath Consolidated Net Debt	$1,570

Lightpath Consolidated amount undrawn under Variable Funding Notes, subject to covenant limitations	$93.7

Net Leverage Schedule as of June 30, 2026 ($ in millions)

	CSC Holdings Restricted Group(17)	Lightpath Consolidated(18)	UnSub Group	Optimum Communications Consolidated

Gross Debt Consolidated(19)	$21,873	$1,657	$3,100	$26,630
Cash	(98)	(87)	(783)	(1,296)
Net Debt Consolidated(7)	$21,775	$1,570	$2,317	$25,333
LTM EBITDA	$999	$303	$1,996	$3,308
L2QA EBITDA	$955	$284	$1,902	$3,149
Net Leverage (LTM)	21.8x	5.2x	1.2x	7.7x
Net Leverage (L2QA)(8)	22.8x	5.5x	1.2x	8.0x
WACD(%)	6.6%	5.6%	9.0%	6.8%

Reconciliation to Financial Reported Debt
Optimum Communications Consolidated
Total Debenture and Loans from Financial Institutions (Carrying Amount)	$26,439
Unamortized financing costs and discounts, net of unamortized premiums	191
Gross Debt Consolidated(19)	26,630
Finance leases	112
Total Debt	26,742
Cash	(1,296)
Net Debt Including Finance Leases	$25,446

(1)Residential ARPU is calculated by dividing the average monthly revenue for the respective period derived from the sale of broadband, video, telephony and mobile services to residential customers by the average number of total residential customers for the same period and excludes mobile-only customer relationships.
(2)Convergence ARPU is calculated by dividing the average monthly revenue for the respective period derived from the sale of broadband and mobile services to residential customers by the average number of total residential broadband customers for the same period and excludes mobile-only customer relationships.
(3)See “Reconciliation of Non-GAAP Financial Measures” beginning on page 7 of this earnings release.
(4)Capital intensity refers to total cash capital expenditures as a percentage of total revenue.
(5)Total mobile penetration of broadband base is expressed as the percentage of customers subscribing to both broadband and mobile services divided by the total broadband customer base. Excludes mobile only customers. As of Q2-26, this metric in the current period and historical periods has been restated to align with total broadband counts versus previously disclosed residential only.
(6)Residential video ARPU is calculated by dividing the average monthly residential video revenue for the respective period by the average number of total residential video customers for the same period.
(7)Net debt, defined as the principal amount of debt less cash, and excluding finance leases and other notes.
(8)L2QA leverage is calculated as quarter end net debt consolidated divided by the last two quarters of Adjusted EBITDA annualized.
(9)Broadband subscriber net adds and video subscriber net adds in Q1-26 include subscriber adjustments taken in the quarter related to prior periods. Excluding these adjustments total residential and SMB broadband subscriber net losses would have been 56k and total residential and SMB video subscriber net losses would have been 50k.
(10)Total passings represents the estimated number of single residence homes, apartments and condominium units passed by the hybrid-fiber-coaxial (HFC) and fiber-to-the-home (FTTH) network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our HFC and FTTH network.
(11)Total Unique Customer Relationships represent the number of households/businesses that receive at least one of our fixed-line services. Customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our HFC and FTTH network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per-view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk residential customers, such as an apartment building, we count each subscribing unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(12)Total Customer Relationship metrics do not include mobile-only customers.
(13)Mobile lines represent the number of residential and business customers’ wireless connections, which include mobile phone handsets and other mobile wireless connected devices. An individual customer relationship may have multiple mobile lines. The FY 2025, Q1 2026, and Q2 2026 ending lines include approximately 17.6 thousand, 20.9 thousand and 25.5 thousand lines related to business customers, respectively. The service revenue related to these business customers is reflected in "Business services and wholesale" in the table above.
(14)Represents the estimated number of single residence homes, apartments and condominium units passed by the FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our FTTH network.
(15)Represents number of households/businesses that receive at least one of our fixed-line services on our FTTH network. FTTH customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our FTTH network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk residential customers, such as an apartment building, we count each subscribing unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(16)The interest on the Incremental Term Loan B-5 at a rate equal to the alternate base rate (“ABR”), plus the applicable margin, where the ABR is the greater of (x) prime rate or (y) the federal funds effective rate plus 50 basis points, and the applicable margin for any ABR loan is 1.50% per annum.
(17)CSC Holdings, LLC Restricted Group excludes the unrestricted subsidiaries, primarily Lightpath Fiber Issuer LLC, Cablevision Funding LLC, Cablevision Litchfield, LLC and CSC Optimum Holdings, LLC, and certain subsidiaries of CSC Holdings designated as “unrestricted subsidiaries” for the purposes of the CSC Holdings silo on November 25, 2025.
(18)Amounts represent Lightpath Consolidated, which primarily consists of Lightpath Fiber Issuer LLC, as well as certain network assets between New York City and Ashburn, Virginia.
(19)Principal amount of debt excluding finance leases and other notes.

Certain numerical information is presented on a rounded basis. Minor differences in totals and percentage calculations may exist due to rounding.

Contacts
Investor Relations
John Hsu: +1 917 405 2097 / john.hsu@optimum.com
Sarah Freedman: +1 631 660 8714 / sarah.freedman@optimum.com
Media Relations
Lisa Anselmo: +1 516 279 9461 / lisa.anselmo@optimum.com
Janet Meahan: +1 516 519 2353 / janet.meahan@optimum.com
About Optimum Communications
Optimum Communications, Inc. (NYSE: OPTU) is one of the largest broadband communications and video services providers in the United States, delivering broadband, video, mobile, proprietary content and advertising services to approximately 4.2 million residential and business customers across 21 states through its Optimum brand. We operate Optimum Media, an advanced advertising and data business, which provides audience-based, multiscreen advertising solutions to local, regional and national businesses and advertising clients. We also operate News 12, which is focused on delivering best-in-class hyperlocal news content.
FORWARD-LOOKING STATEMENTS
Certain statements in this earnings release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements other than statements of historical facts contained in this earnings release regarding our intentions, beliefs or current expectations concerning, among other things, our future financial condition, liquidity, capital structure and results of operations; our strategy, objectives, prospects and trends, including driving margin expansion, improving broadband trends (including simplifying products and services and pricing and improving convergence and value-added product sell-in), maintaining financial discipline (including base management, , cost optimization and our AI and automation capabilities) and investing for long-term value creation (including fiber expansion, network upgrades and investments); our capital structure, including our ability to address upcoming maturities, refinancing activities, deleveraging initiatives and transformation plans; our subscriber trends (including broadband, mobile, video and fiber, churn, customer growth, retention, and penetration) and competitive dynamics; our go-to-market strategies and pricing and rate management strategies and the anticipated benefits thereof; our expectations regarding future financial performance, including revenue, ARPU, Adjusted EBITDA, cash capital expenditures and passings additions; network enhancements (including fiber expansion, HFC network upgrades, multi-gig speeds and related growth opportunities); and future developments in the markets in which we participate or are seeking to participate. These forward-looking statements can be identified by the use of forward-looking terminology, including without limitation the terms “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “opportunity”, “plan”, “project”, “should”, “target”, “outlook”, or “will” or, in each case, their negative, or other variations or comparable terminology. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. To the extent that statements in this earnings release are not recitations of historical fact, such statements constitute forward-looking statements, which, by definition, involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements including risks referred to in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q. You are cautioned to not place undue reliance on Optimum Communications’ forward-looking statements. Any forward-looking statement speaks only as of the date on which it was made. Optimum Communications specifically disclaims any obligation to publicly update or revise any forward-looking statement, as of any future date.